                                                                 EXHIBIT 99.01

                                KELLOGG COMPANY
                   1993 KELLOGG EMPLOYEE STOCK OWNERSHIP PLAN

                                   ARTICLE I
                                    Purpose

     The purpose of this 1993 Kellogg Employee Stock Ownership Plan (the "Plan") is to enable Kellogg Company (the "Company") to offer employees of the Company and Designated Subsidiaries (defined below) who are not eligible to participate in the Company's Key Employee Long Term Incentive Plan stock options to purchase shares of Company Common Stock (defined below) or other incentive awards, thereby attracting, retaining and rewarding such employees, and strengthening the mutuality of interests between employees and the Company's stockholders. The Plan is intended as a means by which such employees can enlarge their proprietary interest in the Company, thereby encouraging the judgment, initiative and efforts of such employees for the successful conduct of the Company's business.

                                   ARTICLE II
                                  Definitions

     For purposes of this Plan, the following terms shall have the following meanings:

     2.1 "Administrative Committee" shall mean the Administrative Committee of the Company consisting of two or more officers or executives (who may be non-officers) of the Company appointed by the Chief Executive Officer of the Company, none of whom shall be eligible to receive any Award pursuant to this Plan.

     2.2 "Award" shall mean any award under this Plan of any Stock Option or Other Incentive Award.

     2.3 "Board" shall mean the Board of Directors of the Company.

     2.4 "Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations and rules thereunder.

     2.5 "Committee" shall mean the Compensation Committee of the Board of Directors of the Company consisting of two or more directors of the Company, none of whom shall be eligible to receive any Award pursuant to this Plan.

     2.6 "Common Stock" or "Stock" means the Common Stock, $0.25 par value per share, of the Company.

     2.7 "Designated Subsidiary" shall mean one of such subsidiaries of the Company, fifty percent (50%) or more of the voting capital stock of which is owned, directly or indirectly, by the Company, which is specifically designated from time to time by the Committee or the Board.

     2.8 "Disability" shall mean Total Disability as defined in the Company's Long Term Disability Plan.

     2.9 "Fair Market Value" for purposes of this Plan shall mean, as of any date, the mean between the high and low sales prices of a share of Common Stock as reported (a) on the Composite Tape for securities listed on the New York Stock Exchange, or (b) if the Common Stock is not listed or admitted for trading on the New York Stock Exchange, on the principal national securities exchange on which the Common stock is listed or admitted for trading, or (c) if the Common Stock is not listed or admitted for trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ"), or (d) if the Common Stock is not quoted on such National Market System, by NASDAQ in the over-the-counter market; and, in each case, if no sales of Common Stock were made on such exchange or reported on such system or in such market on such date, then on the next preceding date on which sales were made on such exchange or reported on such system or in such market.

     2.10 "Non-Qualified Stock Option" shall mean any Stock Option which does not comply with the requirements of Section 422 of the Code, or any successor provision.

     2.11 "Other Incentive Award" shall mean an Award under Article 7 of this Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock or an Award based on Company and/or subsidiary performance including, without limitation, bonus stock, performance shares, performance units or stock appreciation rights.

     2.12 "Participant" shall mean an employee to whom an Award has been made pursuant to this Plan.

     2.13 "Retirement" shall mean termination of employment by an employee who is at least 55 years of age after at least 5 years of employment by the Company and/or a Designated Subsidiary.

     2.14 "Stock Option" or "Option" shall mean any option to purchase shares of Common Stock granted pursuant to Article 6.

     2.15 "Termination of employment" shall mean a termination of service for reasons other than a military or personal leave of absence granted by the Company.

     2.16 "Withholding Election" shall have the meaning set forth in Section
10.4.

                                  ARTICLE III
                                 ADMINISTRATION

     3.1 The Committee. The Plan shall be administered and interpreted by the Committee and/or the Administrative Committee, as provided for by the following sentence. The Committee may delegate some or all of its powers and authority hereunder to the Administrative Committee, as the Committee may from time to time deem appropriate, consistent with the requirements of the Delaware General Corporation Law. With respect to matters so delegated hereunder to the Administrative Committee, the term "Committee" as used herein shall be deemed to mean the Administrative Committee.

     3.2 Awards. The Committee shall have full authority to grant, pursuant to the terms of this Plan, to employees eligible under Article 5: (i) Stock Options, and (ii) Other Incentive Awards. In particular, the Committee shall have the authority:

          (a) to select the eligible employees of the Company to whom Stock Options and Other Incentive Awards may from time to time be granted hereunder;

          (b) to determine whether and to what extent Stock Options and Other Incentive Awards, or any combination thereof, are to be granted hereunder to one or more eligible employees;

          (c) to determine the number of shares of Common Stock, if any, to be covered by each such Award granted hereunder;

          (d) to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award granted hereunder (including, but not limited to, the share price, any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Stock Option or Other Incentive Award and the shares of Common Stock relating thereto, based on such factors as the Committee shall determine, in its sole discretion);

          (e) to determine whether, to what extent and under what circumstances grants of Options and Other Incentive Awards under this Plan are to operate on a tandem basis and/or in conjunction with or apart from other cash awards made by the Company outside of this Plan;

          (f) to determine whether and under what circumstances an Award may be settled in cash or Common Stock under Subsection 6.3(j);

          (g) to determine whether, to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant;

          (h) to authorize foreign Designated Subsidiaries to adopt plans as provided in Section 5.2 hereof; and

          (i) to determine the terms and conditions of Awards for, and to make such adjustments or modifications to Awards to, Participants working outside the United States as are necessary and advisable to fulfill the purposes of this Plan.

     3.3 Guidelines. The Committee shall have the authority (a) to adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan ("Guidelines") as it shall, from time to time, deem advisable; (b) to interpret the terms and provisions of this Plan, the Guidelines and any Award issued under this Plan (and any agreements relating thereto); and (c) to otherwise supervise the administration of this Plan. The Guidelines may specify such additional terms and conditions applicable to Awards under this Plan which the Committee in its discretion determines to be appropriate and not inconsistent with the terms of this Plan, including such terms and conditions as it may deem necessary or desirable to make available tax or other benefits of the laws of any foreign jurisdiction to Participants who are subject to such laws or to the Company or any of its Designated Subsidiaries. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any Award granted in the manner and to the extent it shall deem necessary to carry this Plan into effect. Notwithstanding the foregoing, except as permitted by Section 8.1 and the Plan provisions referred to therein, no action of the Committee under this Section 3.3 shall impair the rights of any Participant with respect to any outstanding Award without the Participant's consent.

     3.4 Decisions Final. Any decision, interpretation or other action made or taken in good faith by the Committee arising out of or in connection with the Plan shall be final, binding and conclusive on the Company and all employees and their respective heirs, executors, administrators, successors and assigns. Determinations by the Committee under this Plan, including without limitation determinations of employee eligibility, the form, amount and timing of Awards, the terms and provisions of Awards, and the agreements evidencing Awards, need not be uniform and may be made selectively among eligible employees who receive or are eligible to receive Awards hereunder, whether or not such eligible employees are similarly situated.

                                   ARTICLE IV
                                SHARE LIMITATION

     4.1 Shares. The maximum aggregate number of shares of Common Stock which may be issued under this Plan shall not exceed six million (6,000,000) shares (subject to any increase or decrease pursuant to Section 4.2) which may be either authorized and unissued Common Stock or issued Common Stock reacquired by the Company or both. If any Option or Other Incentive Award granted under this Plan shall expire, terminate, be forfeited or be canceled for any reason without having been exercised in full, the number of unpurchased shares thereunder shall again be available for the purposes of the Plan; provided, however, that if such expired, terminated, forfeited or canceled Option or Other Incentive Award shall have been issued in conjunction with another Award, none of such unpurchased shares thereunder shall again become available for purposes of this Plan to the extent that the related Award granted under this Plan is exercised. If an Option is exercised using Common Stock already owned by the Participant who is exercising the Option, the number of shares that shall be treated as issued under the Plan shall be (i) the number of shares issued minus (ii) the number of shares exchanged in satisfaction of the Option Price, and the number of shares so exchanged shall be added to the total number of shares of Common Stock available under the Plan. Further, if any shares of Common Stock granted hereunder are forfeited or such Award otherwise terminates without the delivery of such shares upon the lapse of restrictions, the shares subject to such grant, to the extent of such forfeiture or termination, shall again be available under this Plan.

     4.2 Changes. In the event of any merger, reorganization, consolidation, recapitalization, dividend (other than a dividend or its equivalent which is credited to a Plan Participant or a regular cash dividend), stock split, issuance of warrants, rights or convertible securities or other material change in corporate structure affecting the Common Stock, such substitution or adjustment shall be made in the maximum aggregate number of shares which may be issued under this Plan, in the number and option price of shares subject to outstanding Options granted under this Plan, and in the number of shares subject to other outstanding Awards granted under this Plan, as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any Award shall always be a whole number.

     4.3 Grant Date. The date of grant of an Award under this Plan shall be the date on which the Committee grants the Award or such later date as is specified in advance by the Committee.

                                   ARTICLE V
                                  ELIGIBILITY

     5.1 Eligible Employees. Employees of the Company and its Designated Subsidiaries, who (a) are neither an officer nor a director of the Company, and
(b) are not eligible to participate in the Company's Key Employee Long Term Incentive Plan or any subsequent or successor plan intended to provide similar benefits, are eligible to be granted Options and other Awards under this Plan. Eligibility under this Plan shall be determined by the Committee in its sole discretion.

     5.2 Foreign Equity Incentive Plans. The Committee may from time to time authorize any foreign Designated Subsidiary to adopt a plan for granting Awards (a "Foreign Equity Incentive Plan"). All awards granted under such Foreign Equity Incentive Plans shall be treated as Awards under this Plan and must have the prior approval of the Committee. Such Foreign Equity Incentive Plans shall have such terms and provisions as the Committee permits not inconsistent with the provisions of this Plan and which may be more restrictive than those contained herein. Awards granted under such Foreign Equity Incentive Plans shall be governed by the terms of this Plan except to the extent that the provisions of the Foreign Equity Incentive Plans are more restrictive than the terms of this Plan, in which case such terms of the Foreign Equity Incentive Plans shall control. This Plan shall be deemed to include any such authorized Foreign Equity Incentive Plans, which together with this Plan shall constitute one Plan.

                                   ARTICLE VI
                                 STOCK OPTIONS

     6.1 Options. Stock Options may be granted alone or in addition to other Awards granted under this Plan. Each Stock Option granted under this Plan shall be a Non-Qualified Stock Option.

     6.2 Grants. The Committee shall have the authority to grant to any Participant one or more Non-Qualified Stock Options.

     6.3 Terms of Options. Stock Options granted under this Plan shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem desirable:

          (a) Option Price. The option price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee on or before the date of grant but shall be not less than 100% of the Fair Market Value of the Common Stock on the date of grant.

          (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten years and one day after the date the Option is granted.

          (c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant; provided, however, that the Committee may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Committee shall determine, in its sole discretion. The Committee may limit the number of times that Participants may exercise their Options in any calendar year or other relevant period.

          (d) Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under subsection (c) above, Stock Options may be exercised in whole or in part at any time during the option term, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price in such form as the Committee may accept. At or after grant, the Committee, in its sole discretion, may permit payment in full or in part of the option price in the form of Common Stock duly owned by the Participant (and for which the Participant has good title free and clear of any liens and encumbrances) based on the Fair Market Value of the Stock on the date of exercise as determined by the Committee. No shares of Stock shall be issued under any Stock Option until payment therefor, as provided herein, has been made. A Participant shall generally have the rights to dividends or other rights of a stockholder with respect to shares subject to the Option only when the Participant has given written notice of exercise, has paid for such shares as provided herein, and, if requested, has given the representation described in Section 10.1 hereof. A Participant may exercise a Stock Option with respect to such minimum number of shares or such minimum percentage of each Stock Option Award as may be determined from time to time by the Committee, but a Participant must exercise the Stock Option in full shares of Common Stock and no fractional shares shall be issued as a result of exercising an Option.

          (e) Non-Transferability of Options. Except as provided in Section 10.5 hereof, no Stock Option shall be transferable by the Participant otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Participant's lifetime, only by the Participant.

          (f) Termination by Death. If a Participant's employment by the Company or a Designated Subsidiary terminates by reason of death, any Stock Option held by such Participant may terminate, become fully vested or continue to vest as determined by the Committee in the Option Agreement and may thereafter (if not terminated) be exercised by the legal representative of the estate for a period following the date of such death to the extent so specified.

          (g) Termination by Reason of Disability. If a Participant's employment by the Company or a Designated Subsidiary terminates by reason of Disability, any Stock Option held by such Participant may terminate, become fully vested or continue to vest as determined by the Committee in the Option Agreement and may thereafter (if not terminated) be exercised by the Participant for a period following the date of such termination of employment to the extent so specified; provided, however, that, if the Participant dies within the exercise period described in the preceding sentence, any unexercised Stock Option held by such Participant may thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period determined at grant by the Committee.

          (h) Termination by Reason of Retirement. If a Participant's employment by the Company or a Designated Subsidiary terminates by reason of Retirement, any Stock Option held by such Participant may terminate, become fully vested or continue to vest as determined by the Committee in the Option Agreement and may thereafter (if not terminated) be exercised by the Participant for a period following the date of such termination of employment to the extent so specified; provided, however, that, if the Participant dies within the exercise period described in the preceding sentence, any unexercised Stock Option held by such Participant may thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period determined at grant by the Committee.

          (i) Other Termination. Subject to the applicable provisions of the Award agreement and this Article 6, if a Participant's employment by the Company terminates for any reason other than death, Disability or Retirement, any Stock Options held by such participant shall thereupon terminate, vest, continue to vest, or remain exercisable for a fixed period in accordance with the terms and conditions established by the Committee in the Option Agreement or as the Committee may determine thereafter.

          (j) Buy Out of Options. The Committee shall have the right, at any time, in its sole discretion and without the consent of the Award holder, to buy out any Option previously granted based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made. In no event shall the Company be required to deliver a fractional share of Common Stock in satisfaction of this buyout provision. Payments of any such buyout amounts shall be made net of any applicable foreign, federal (including FICA), state and local withholding taxes.

          (k) Agreement. Each Stock Option Award shall be evidenced by, and subject to the terms of, a Stock Option agreement executed by the Company and the Participant.

                                  ARTICLE VII
                             OTHER INCENTIVE AWARDS

     7.1 Other Incentive Awards. If deemed necessary or desirable by the Committee, in its sole discretion, in order to comply with, or obtain approval, qualification or exemption under, any applicable tax or other laws of any foreign jurisdiction, the Committee may grant (a) incentive awards that are valued in whole or in part by reference to, or are made payable in or otherwise based on Common Stock, and/or (b) incentive awards that are valued in whole or in part by reference to or otherwise based on Company and/or subsidiary performance, including under (a) or (b), without limitation, Awards of bonus stock, performance shares, performance units or stock appreciation rights (the Awards described in this Section 7.1 being collectively referred to herein as "Other Incentive Awards"). Other Incentive Awards may be granted either alone or in tandem with Stock Options, as the Committee shall determine.

     Subject to the provisions of this Plan, the Committee shall have authority to determine the persons to whom and the time or times at which such Other Incentive Awards shall be made, the number of shares of Common Stock (if any) to be awarded pursuant to such Other Incentive Awards, and all other conditions of the Other Incentive Awards. The Committee may also provide for the grant of Common Stock or cash, or a combination of both, under such Other Incentive Awards upon the completion of a specified performance period or otherwise. The Committee shall have full authority to amend the terms of any outstanding Other Awards prospectively or retroactively so as to comply with, or obtain approval, qualification or exemption under, any applicable tax or other laws of any foreign jurisdiction.

     The provisions of Other Incentive Awards need not be the same with respect to each Participant and such Awards to individual Participants need not be the same in subsequent years.

     7.2 Terms and Conditions. Other Incentive Awards made pursuant to this
Article 7 shall be subject to the following terms and conditions and such additional terms and conditions as may be contained in the Guidelines or the agreement referred to in Section 7.2(e):

          (a) Non-Transferability. Subject to the provisions of this Plan and the Award agreement referred to in subsection (e) below, neither the Awards nor shares of Common Stock subject to Awards made under this Article 7 may be sold, assigned, transferred, pledged or otherwise encumbered except that the shares of Common Stock may be free of such restriction after the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

          (b) Dividends. If so determined by the Committee at the time of Award, subject to the provisions of this Plan and the Award agreement, the recipient of an Award under this Article 7 shall be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of shares of any Common Stock covered by the Award, as determined at the time of the Award by the Committee, in its sole discretion.

          (c) Vesting. Any Award granted under this Article 7 and any Common Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award agreement, as determined by the Committee, in its sole discretion.

          (d) Waiver of Limitation. In the event of the Participant's Retirement, Disability or death, or in cases of special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all of the limitations imposed hereunder (if any) with respect to any or all of an Award under this Article 7.

          (e) Agreement. Each Award granted under this Article 7 shall be evidenced by, and subject to the terms of, an agreement or other instrument executed by the Company and the Participant.

          (f) Price. Common Stock awarded on a bonus basis under this Article 7 may be awarded for no cash consideration. Common Stock purchased pursuant to a purchase right awarded under this Article 7 shall be priced as determined by the Committee.

                                  ARTICLE VIII
                      TERMINATION OR AMENDMENT OF THE PLAN

     8.1 Termination or Amendment. The Board or the Committee may at any time amend, discontinue or terminate this Plan or any part hereof including, without limitation, any amendment deemed necessary by the Board or the Committee, as the case may be, in its sole discretion to ensure that the Company complies with any applicable law or regulatory requirement; provided, however, that, unless otherwise required by, or deemed necessary under, applicable law or regulation, the rights of a Participant with respect to Options or Other Incentive Awards granted prior to such amendment, discontinuance or termination, may not be impaired without the consent of such Participant.

     The Committee may amend the terms of any Stock Option or Other Incentive Award theretofore granted, prospectively or retroactively, but, subject to
Article 4, Section 7.1 and the proviso in the preceding paragraph above, no such amendment or other action by the Committee shall impair the rights of any Participant without the Participant's consent.

                                   ARTICLE IX
                                 UNFUNDED PLAN

     9.1 Unfunded Status of Plan. This Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

                                   ARTICLE X
                               GENERAL PROVISIONS

     10.1 Legend. The Committee may require each person purchasing or otherwise receiving shares pursuant to a Stock Option or Other Incentive Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. The Committee may require any other investment intent representations it deems necessary in order to comply with applicable laws and regulations. In addition to any legend required by this Plan, the certificates for such shares and certificates representing any Award may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

     All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, any applicable Federal or state securities law, any applicable corporate law, and any applicable foreign law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     10.2 Other Plans. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

     10.3 No Right to Employment; Agreement to Serve. Neither this Plan nor the grant of any Option or Other Incentive Award hereunder shall give any Participant or other employee any right with respect to continuance of employment by, or length of employment with, the Company or any subsidiary, nor shall there be a limitation in any way on the right of the Company or any subsidiary by which an employee is employed to terminate his employment at any time. Unless otherwise determined by the Committee on the date of grant, each Participant who is granted an Award shall, by executing such Participant's Award Agreement, agree that, as a condition of his Award, such Participant shall remain in the employ of the Company or any of its Designated Subsidiaries for at least one year after the date of grant of the Award.

     10.4 Withholding of Taxes. The Company shall have the right to deduct from any payment to be made pursuant to this Plan, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any Federal, state, local, or foreign taxes required by law to be withheld.

     Subject to any terms and conditions which the Committee may impose, the Committee may permit any such withholding obligation to be satisfied by reducing the number of shares of Common Stock otherwise deliverable.

     10.5 No Assignment of Benefits. Except as otherwise specifically provided in this Plan, no Option, Award or other benefit payable under this Plan shall be subject in any manner to anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, attach, sell, transfer, assign, pledge, encumber or charge any such benefit shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person; provided, however, that a Participant may, in a manner specified by the Committee and to the extent provided in an Award agreement, designate in writing a beneficiary to exercise his Awards after the Participant's death.

     10.6 Listing and Other Conditions.

          (a) As long as the Common Stock is listed on the New York Stock Exchange or a national securities exchange or system sponsored by a national securities association, the issue of any shares of Common Stock pursuant to an Option or Other Incentive Award shall be conditioned upon such shares being listed on such exchange or system and any applicable listing requirements having been met. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option or Other Incentive Award with respect to such shares shall be suspended until such listing has been effected.

          (b) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Option or Other Incentive Award is or may in the circumstances be unlawful, not in compliance with any applicable regulation, rule or order or result in the imposition of excise taxes or penalties under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or other applicable law with respect to shares of Common Stock or Awards, and the right to exercise any Option or Other Incentive Award shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful, in compliance with such applicable regulations, rules or orders and free of such excise taxes or penalties.

          (c) Upon termination of any period of suspension under this Section 10.6, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Option.

     10.7 Governing Law. This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

     10.8 Construction. Wherever any words are used in this Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

     10.9 Liability of Committee. No member of the Board of Directors or of the Committee nor any employee of the Company shall be liable for any act or action hereunder, whether of omission or commission, by any other member or employee or by any agent to whom duties in connection with the administration of the

Plan have been delegated or, except in circumstances involving his bad faith, gross negligence or fraud, for anything done or omitted to be done by himself.

     10.10 Other Benefits. No Award payment under this Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its subsidiaries nor affect any benefits under any other benefit plan (including but not limited to life insurance programs) now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

     10.11 Costs. The Company shall bear all expenses incurred in administering this Plan, including expenses of issuing Common Stock pursuant to any Awards hereunder; provided, however, that, unless the Committee determines otherwise, any commissions, charges, taxes or other amounts of any kind or nature incurred by a Participant in receiving or exercising his Award, selling shares under an Award, obtaining share certificates or otherwise, shall be the sole responsibility of such Participant.

     10.12 Limitations. No eligible employee shall be granted Awards under this Plan permitting the purchase in the aggregate of more than 2% of the shares covered by this Plan.

     10.13 Notification Under Section 83(b). The Committee may, on the date of grant of an Award or any later date, prohibit a Participant from making the election described below in this Section 10.13. If the Committee has not prohibited such Participant from making such election, and the Participant shall, in connection with the exercise of any Option, or the grant of any Other Incentive Award, make the election permitted under Section 83(b) of the Code, or any successor provision (i.e., an election to include in such Participant's gross income in the year of transfer the amounts specified in Section 83(b) of the Code), such Participant shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Section 83(b) or any successor provision.

     10.14 Misconduct. In the event a Participant has (a) used for personal gain or disclosed to unauthorized persons any confidential or proprietary information or trade secrets of the Company or its subsidiaries, (b) breached any agreement with, or violated any other fiduciary obligation owed to, the Company or its subsidiaries, or (c) engaged in unlawful trading in the securities of the Company or of its subsidiaries or of another company based on information gained as a result of that Participant's employment with the Company or its subsidiaries, all outstanding Awards granted to such Participant shall automatically be terminated and forfeited unless the Committee shall, in its discretion, determine otherwise.

     10.15 No Acquired Rights. The grant of an Award to an eligible employee shall not be deemed to create any right of such employee or any other employee to receive additional Awards in the future.

     10.16 Captions. The captions to the several sections of this Plan are not a part of this Plan, but are merely guides or labels to assist in locating the several sections hereof.

                                   ARTICLE XI
                             EFFECTIVE DATE OF PLAN

     This Plan shall be effective as of the date it is approved by the holders of a majority of the issued and outstanding shares of the Company entitled to vote and present in person or represented by proxy at a meeting of stockholders duly called in accordance with applicable law, where a quorum is present.

                                  ARTICLE XII
                                  TERM OF PLAN

     No Stock Option or Other Incentive Award shall be granted pursuant to this Plan on or after April 22, 2004 (the tenth anniversary of the approval of this Plan by the Stockholders of the Company), but Awards granted prior to such date may extend beyond that date.